EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-116217 on Form SB-2 of Ophthalmic Imaging Systems of our report, dated March 14, 2007, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

Perry-Smith LLP

Sacramento, California
June 6, 2007